As filed with the Securities and Exchange Commission on April 1, 2005
Registration No.  333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PEC SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	54-1339972
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12730 Fair Lakes Circle Fairfax, Virginia	22033
(Address of principal executive offices)	(Zip Code)

PEC SOLUTIONS 2000 STOCK INCENTIVE PLAN
(Full title of plans)

(Name, address and telephone number of agent for service)	(Copy to:)
David C. Karlgaard, Ph.D. Chief Executive Officer and Chairman of the Board of Directors PEC Solutions, Inc. 12730 Fair Lakes Circle Fairfax, Virginia 22033 (703) 679-4900	Nancy A. Spangler, Esquire DLA Piper Rudnick Gray Cary US LLP 1775 Wiehle Avenue, Suite 400 Reston, Virginia 20190-5159 (703) 773-4021

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value	1,341,960	$12.36	$16,586,625	$1,952.25
	382,262	$14.15	$5,409,007	$636.64
TOTAL	1,724,222		$21,995,632	$2,588.89

(1)                                  An aggregate of 9,648,529 shares of Common Stock may be offered or issued pursuant to the PEC Solutions 2000 Stock Incentive Plan (the “2000 Plan”), 7,924,307 of which were previously registered on Forms S-8 (File Nos. 333-35538, 333-105263, and 333-116687).  This Form S-8 registers 1,724,222 shares of Common Stock, 382,262 of which are subject to outstanding but unexercised options as of the filing date hereof, the remainder of which are available for future issuance pursuant to the 2000 Plan.

(2)                                  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h).  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee is based (i) with respect to shares underlying outstanding options on the weighted average per share exercise price of outstanding but unexercised options previously issued under the 2000 Plan (i.e., $14.15), and (ii) with respect to shares not subject to any outstanding awards under the 2000 Plan, on the average of the high and low prices of PEC Solutions, Inc. Common Stock as reported on the Nasdaq National Market on March 28, 2005 (i.e., $12.36).  Pursuant to General Instruction E of Form S-8, the registration fee is calculated with respect to the additional securities registered on this Form S-8 only.

INCORPORATION BY REFERENCE

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by PEC Solutions, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-35538, 333-105263, and 333-116687), with respect to securities offered pursuant to the Company’s 2000 Stock Incentive Plan, are hereby incorporated by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1	PEC Solutions 2000 Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-95331))

4.2	Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-95331))

4.3	By-Laws (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-95331))

5	Opinion of Counsel for the Registrant regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24	Power of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, Commonwealth of Virginia, on the 1st day of April, 2005.

PEC SOLUTIONS, INC.

By:	/s/ David C. Karlgaard
David C. Karlgaard, Ph.D.
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David C. Karlgaard	Chief Executive Officer,	April 1, 2005
David C. Karlgaard, Ph.D.	and Chairman of the Board
(Principal Executive Officer)

/s/ Stuart R. Lloyd	Chief Financial Officer, Senior Vice	April 1, 2005
Stuart R. Lloyd	President, Treasurer and Director
(Principal Financial and Accounting Officer)

A majority of the Board of Directors (David C. Karlgaard, Ph.D., Stuart R. Lloyd, R. Jerry Grossman, B. Gary Dando, Paul G. Rice, Frank J. Carr, Zimri C. Putney, Alan H. Harbitter, Ph.D., John W. Melchner).

Date:	April 1, 2005	By:	/s/ Peter A. Fish
Peter A. Fish, Attorney-In-Fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	PEC Solutions 2000 Stock Incentive Plan (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-95331))

4.2	Certificate of Incorporation (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-95331))

4.3	By-Laws (incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (File No. 333-95331))

5	Opinion of Counsel for the Registrant regarding the legal validity of the shares of Common Stock being registered on this Registration Statement (filed herewith)

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)

24	Power of Attorney (filed herewith)